EXHIBIT 32.0
CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as an officer of Citizens Community Bancorp, Inc. (the "Company") that the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2008, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: August 8, 2008	By:	/s/ James G. Cooley
James G. Cooley President and Chief Executive Officer

Date: August 8, 2008	By:	/s/ John Zettler
John Zettler Chief Financial Officer